UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 21, 2012

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building,
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China
(Address of Principal Executive Offices)

(+86) 10-6598-3111
Registrant's telephone number, including area code

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

On March 15, 2012, Chao Ming Zhao, Chief Executive Officer and President of China Biologic Products, Inc. (the "Company"), adopted a Rule 10b5-1 trading plan (the "Plan"), pursuant to which, through a broker, Mr. Zhao will sell up to 200,000 shares of common stock of the Company over a 12-month period. Mr. Zhao entered into the Plan as part of his personal long-term investment strategy for asset diversification and liquidity and he will have no control over the timing of the sales of shares of common stock under the Plan. Any sale made under the Plan will be publicly disclosed as required by applicable securities laws.

The Plan was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Rule 10b5-1 permits the implementation of a plan to prearrange purchases or sales of securities by insiders if the plan is adopted at a time when the insiders are not aware of any material, non-public information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2012	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer